                                                                     EXHIBIT 5.1
                                 March 15, 2002



Active IQ Technologies, Inc.
601 Carlson Parkway
Suite 1550
Minnetonka, MN 55305-5224

         RE:      Amendment to Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Active IQ Technologies, Inc., a Minnesota corporation (the "Company") in connection with the preparation of the second amendment to registration statement on Form S-3, SEC File 333-68088 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission on or about March 15, 2002 relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 9,276,220 shares of the Company's common stock, $.01 par value (the "Shares") and Class B Redeemable Warrants to purchase 5,209,979 shares of the Company's common stock (the "Warrants").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the 1933 Act.

         In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and Warrants, the preparation and filing of the Registration Statement and certain related matters; (iv) certain agreements, certificates of public officials, certificates of other officers or representatives of the Company or others; and (v) such other documents, certificates and records as we deemed necessary or appropriate as a basis for the opinions expressed herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We are attorneys licensed to practice in the State of Minnesota and the opinions expressed herein are limited to the laws of the State of Minnesota and the federal securities laws of the United States.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

         1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

         2. The Shares (exclusive of the Warrant Shares (as hereinafter defined)) have been duly authorized and are validly issued, fully paid and nonassessable.

         3. The Warrants have been duly authorized and are validly issued, fully paid and nonassessable.

         4. The Shares issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized and, when issued against payment of the requisite exercise price, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement.

         This opinion is furnished to you in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of this firm.

                                 Very truly yours,


                                 /s/ MASLON EDELMAN BORMAN & BRAND, LLP